PROSPECTUS SUPPLEMENT	EXHIBIT 99.1
(To Prospectus dated July 3, 2003)	REGISTRATION NO. 333-31226

1,000,000,000 Depositary Receipts
Broadband HOLDRS (SM) Trust

                 This prospectus supplement supplements information contained in the prospectus dated July 3, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Broadband HOLDRS (SM) Trust.

                 The share amounts specified in the table in the “Highlights of Broadband HOLDRS” section of the base prospectus shall be replaced with the following:

Name of Company	Ticker	Share Amounts	Primary Trading Market
Agere Systems, Inc. Class A	AGRA	0.312604	NYSE
Agere Systems, Inc. Class B	AGRB	7.672327	NYSE
Applied Micro Circuits Corporation	AMCC	2	NASDAQ
Broadcom Corporation	BRCM	2	NASDAQ
Ciena Corporation	CIEN	2	NASDAQ
Converse Technology, Inc.	CMVT	2	NASDAQ
Conexant Systems, Inc.	CNXT	2	NASDAQ
Copper Mountain Networks, Inc.	CMTN	0.1	NASDAQ
Corning, Inc.	GLW	9	NYSE
JDS Uniphase Corporation	JDSU	11.8	NASDAQ
Lucent Technologies, Inc.	LU	29	NYSE
Motorola, Inc.	MOT	18	NYSE
Mindspeed Technologies	MSPD	0.6667	NASDAQ
Nortel Networks Corporation	NT	28	NYSE
PMC-Sierra, Inc.	PMCS	1	NASDAQ
Qualcomm Incorporated	QCOM	8	NASDAQ
RF Micro Devices, Inc.	RFMD	2	NASDAQ
Scientific-Atlantic, Inc.	SFA	2	NYSE
Skyworks Solutions, Inc.	SWKS	0.702	NASDAQ
Sycamore Networks, Inc.	SCMR	3	NASDAQ
Tellabs, Inc.	TLAB	4	NASDAQ
Terayon Communications Systems, Inc.	TERN	2	NASDAQ

                 The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

        The date of this prospectus supplement is June 30, 2004.